EXHIBIT 99.2


                                     FORM OF
                         MORTGAGE POOL INSURANCE POLICY

[POOL INSURER]                                       Policy No.: [            ]
[ADDRESS]
[TELEPHONE]

Insured's Identification                             Effective Date
  Number:  [            ]                            of Policy:  [            ]


         [MORTGAGE POOL INSURER], a [ ] corporation (the "Company"), agrees to pay to [ ], as Trustee for Saxon Asset Securities Company Asset Backed Certificates, Series 199[ ]-[ ], the Insured identified below, in consideration of the premium paid or to be paid as specified herein, the loss sustained by reason of the default in payments by a Borrower on any Residential Mortgage Agreement insured under this policy and listed in the attached Schedule, subject to the terms and conditions contained herein;

INSURED: [            ], as Trustee for Saxon Asset Securities Company Asset
         Backed Certificates, Series 199[ ]-[ ]
[ADDRESS]

PREMIUM RATE AND
PAYMENT DUE DATES: [ ]% per annum of the Aggregate Outstanding Balance of loans in the Pool, to be calculated and paid monthly at [ ]% of the total monthly amortized principal balances of the Residential Mortgage Agreements.

Total Initial Principal Balances:  $[        ] (Maximum Dollar Amount of Loans)

Aggregate Loss Percentage:  [            ][   ]%

Aggregate Loss Limit:  $[            ]

Security:  Saxon Asset Securities Company Asset Backed Certificates, Series
           199[ ]-[ ]

Special Conditions:

         1.  [COMPLETE IF APPLICABLE]
         2.
         3.

THIS POLICY PROVIDES SUPPLEMENTAL COVERAGE IN EXCESS OF ANY PRIMARY MORTGAGE GUARANTY INSURANCE POLICIES ON INDIVIDUAL MORTGAGE AGREEMENTS IN THE POOL.
SEE CONDITIONS 7, 8 AND 9 HEREIN.


         The obligation of the Company under this Policy is subject to the following conditions and agreements (the "Conditions"):

                  1. Definitions. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the [Trust Agreement] unless the context shall otherwise require.

                                       1




                  "Approved Sale" is (i) a sale of a property acquired by the Insured because of a Default by the Borrower and to which the Company has given prior approval, (ii) a foreclosure or trustee's sale of a property to a third party at a price equal to or exceeding the maximum amount specified by the Company to be bid by the Insured, (iii) the acquisition of a property by the insurer pursuant to a Primary Policy, or (iv) the acquisition of a property by the Company pursuant to Condition 8(d) herein.

                  "Borrower" is the Person required to repay the debt obligation created pursuant to a Mortgage Agreement insured under this Policy.

                  "Company" means the Insurer.

                  "Default" occurs when the Borrower becomes in arrears in an amount equal to or greater than one (1) monthly principal and interest payment due under the terms of the Mortgage Agreement or violates any other term or condition of the Mortgage Agreement which is a basis for a foreclosure action.

                  "Four (4) Months in Default" occurs when the Borrower becomes in arrears in an amount equal to or greater than four (4) monthly principal and interest payments due under the terms of the Mortgage Agreement.

                  "Good and Merchantable Title" is title free and clear of all liens, encumbrances, covenants, conditions, restrictions and easements except for municipal and zoning ordinances and exceptions to title set forth in Federal Housing Administration Reg. Section 203-389 and Section 314.02 of the Federal National Mortgage Association Conventional Selling Contract Supplement, both to the extent in effect at the effective date of this Policy, and except for any other impediments which will not have an adverse effect on the marketability of the title.

                  "Initial Principal Balance" is the unpaid principal balance of a Mortgage Agreement at the time of purchase in connection with the sale of the Security.

                  "Insured" is the Person designated on the face of this Policy. The Insured may contract with any other Person to perform the Insured's obligations under this Policy.

                  "Mortgage Agreement" is any note and any mortgage, bond, deed of trust, or other instrument used in connection with the Borrower's loan and evidencing a first lien or charge on Residential real property.

                  "Person"   is  any   individual,   corporation,   partnership,
association or other entity.

                  "Policy" is this policy of insurance and all applications, commitments, endorsements and schedules relating hereto, all of which are incorporated by reference herein.

                  "Primary Mortgage Guaranty Insurance Policy" or "Primary Policy" is a policy, certificate, or guarantee, issued with respect to an individual Mortgage Agreement insured under this Policy, by a mortgage guaranty insurance company or government agency or instrumentality which provides the coverage required by Condition 7 herein. The existence of any and all such Primary Policies with respect to individual Mortgage Agreements is indicated on the Schedule.

                  "Qualified" means the Company is duly qualified under applicable state laws as a mortgage guaranty insurance company, duly authorized to write the insurance provided by this Policy, and is approved as an insurer by the Federal Home Loan Mortgage Corporation.

                  "Residential" is a type of building or condominium unit which is designed for occupancy by not more than four families.



                                       2



                  "Schedule" is the listing of Residential Mortgage Agreements which are insured under this Policy.

                  "Security" is the bond(s), certificate(s), or other security instrument(s) identified or referred to on the face of this Policy.

                  "Total Initial Principal Balances" is the sum of the Initial Principal Balances of all of the Mortgage Agreements purchased in connection with the sale of the Security.

                  "Total Amortized Principal Balances" is the sum of the unpaid principal balances of the Mortgage Agreements purchased in connection with the sale of the Security, outstanding at the beginning of the month after giving effect to scheduled principal payments due on or before the first day of such month.

                  Any pronouns, when used herein, shall mean the single or plural, masculine or feminine, as the case may be.

                  2. Effective Date, Policy Period, Termination and Cancellation. The effective date of this Policy shall be the date specified on the face hereof. This Policy shall continue in force until (i) each Mortgage Agreement in the Schedule has either been paid in full, is no longer represented by the Security or is otherwise liquidated, or (ii) the Security is redeemed. If at any time the Company ceases to be Qualified, the Insured may terminate the Policy upon written notice to the Company. The Company shall use all diligent effort to remain Qualified. Except as provided in this Condition 2 and Condition 3 herein, there is no right of cancellation under this Policy.

                  3.  Premiums

                           (a) The premium for this Policy shall be paid to the Company in the manner and at the premium rate specified on the face hereof. Failure to pay any installment of the premium within thirty
         (30) business days after receipt of notice from the Company that such installment is due and unpaid will terminate the liability of the Company with respect to the coverage contained in this Policy, which Policy shall be cancelled. The Company will provide the Insured with prior written notice mailed to the last known address of the Insured at least ten (10) days in advance of the effective date of such cancellation. Except as provided herein, there shall be no refund of premiums under this Policy.

                           (b) If the Aggregate Losses under this Policy reach the Aggregate Loss Limit specified in Condition 8(f) herein, the total premium under this Policy is due and shall remain due; provided, however, that the premium shall continue to be calculated and paid in accordance with Condition 3(a) above.

                  4. Assumptions. If a Mortgage Agreement listed in the Schedule is assumed, the coverage under this Policy shall remain in force if the original Borrower is not released from personal liability. If the original Borrower by an assumption is released from personal liability on a Mortgage Agreement listed in the Schedule, the liability of the Company for coverage under this Policy as to such Mortgage Agreement shall terminate unless the Company approves the assumption in writing. The Insured shall provide the Company with the information and documentation required by the Company. The Company shall not unreasonably withhold approval of an assumption.

                  5. Notice of Prepayments and Assumptions. Unless otherwise mutually agreed by the Insured and the Company, the Insured shall quarterly (within fifteen (15) days after the last day of March, June, September and December) provide the Company with: (i) a listing of those Mortgage Agreements which have been prepaid in full or which have been assumed, and (ii) a listing of those Mortgage Agreements which are no longer covered by Primary Mortgage Guaranty Insurance Policies pursuant to Condition 7 herein.



                                       3



                  6. Notice of Default. Within ten (10) days after the Insured receives notice or otherwise becomes aware that:

                  (a) A Borrower is Four (4) Months in Default, as defined herein, or

                  (b) Proceedings to acquire title to a Borrower's property have been commenced,

whichever event occurs first, notice thereof shall be given to the Company by the insured upon the form furnished by the Company; provided, however, that failure of the Company to furnish forms shall not relieve the Insured of the obligation to give notice in any reasonable form within the required time. Thereafter, the Insured shall report monthly to the Company in summary form the status of the Borrower's account, until a claim is submitted to the Company or until the Borrower is less than Four (4) Months in Default. Failure by the Insured to give any notice or file any report required under this Policy, within the time period specified, shall not constitute failure to comply with a material condition of this Policy provided that such failure is remedied within ten (10) days of receipt of notice thereof from the Company.

                  Notice of Default shall also be given to the Insurer of any Primary Policy in accordance with the terms and conditions of such Primary Policy, but in no event later than the time Notice of Default is given to the Company under this Policy.

                  7. Primary Policies. As a condition precedent to payment of any Loss as may be determined to be due under this Policy, the Insured shall maintain a Primary Policy which is acceptable to the Company and which provides coverage against losses resulting from Default of the Borrower on each Mortgage Agreement insured under this Policy that has a loan-to-value ratio in excess of eighty percent (80%) at the time of origination. The Primary Policy shall, as a minimum, provide coverage on the amount of the Mortgage Agreement in excess of seventy-five percent (75%) of original fair market value of the property, defined as of the lesser of either sale price or appraised value at the time of origination. Such Primary Policy must remain in force until the unpaid principal balance of the Mortgage Agreement is reduced to eighty percent (80%) of original fair market value.

                  8.  Loss Computation and Conditions

                           (a) Advances - In the event of Default, it shall be a condition precedent to payment of a claim on any Mortgage Agreement that the Insured advance: (1) hazard insurance premiums, (2) Primary Policy premiums as required under Condition 7 herein, (3) real estate property taxes, (4) property protection and preservation expenses, (5) property sales expenses, and (6) foreclosure costs including court costs and reasonable attorneys fees.

                           (b) Restoration - In the event of Default, if there is any physical loss or damage to the property from any cause, whether by accidental means or otherwise, it shall be a condition precedent to payment of a claim on the Mortgage Agreement that the Insured restore the property to its condition at the time of the issuance of this Policy, reasonable wear and tear excepted.

                           (c) Computation of Loss - Subject to the requirement of a Primary Policy pursuant to Condition 7 herein and to the Aggregate Loss Limit contained in (f) below, the amount of Loss payable to the Insured on each individual claim shall be:

                  The Total Of:

                            (1) The  amount of the unpaid  principal  balance at
                  the time of an Approved Sale of the property;

                            (2)  the  amount  of  the   accumulated   delinquent
                  interest computed to the date of claim settlement at the Mortgage Agreement rate of interest, and

                            (3) the amount of advances made by the Insured under
                  (a) above,

                  Less:

                            (1) the net  proceeds  upon an Approved  Sale of the
                  property, and

                            (2) any amount  received by the Insured  pursuant to
                  any applicable Primary Policy as required by Condition 7 herein.

                           (d) Claim Payment Option - Subject to the requirement of a Primary Policy pursuant to Condition 7 herein and the Aggregate Loss Limit contained in (f) below, in lieu of paying the loss

                                       4


         determined by the computation in (c) above, the Company may, at its option, pay the Insured the total of the amounts under (1), (2) and (3) of (c) above, less any amount received by the Insured pursuant to any applicable Primary Policy as required by Condition 7 herein. As a condition precedent to the payment of any claim for Loss under this claim payment option, the Insured shall provide the Company with Good and Merchantable Title to the property unless it had been Conveyed pursuant to a Primary Policy. Within thirty (30) days after the property is sold by the Company, the Company shall give written notice to the Insured of the net amount received from such sale.

                           (e) Discharge of Obligation - Any claim payment by the Company pursuant to (c) or (d) above shall be a full and final discharge of its obligation with respect to such claim under the terms of this Policy.

                           (f) Aggregate Loss Limit - Notwithstanding the provisions of (c) and (d) above, the Aggregate Loss Limit of the Company under this Policy is equal to the Aggregate Loss Percentage of the Total Initial Principal Balances of the Mortgage Agreements as indicated on the face of this policy. The Aggregate Losses are the sum of Losses paid by the Company pursuant to (c) and (d) above, reduced by any net amount the Company receives upon disposal of any property. When the Aggregate Losses paid by the Company under this Policy reach an amount equal to the Aggregate Loss Limit, the liability of the Company to pay any additional claims for Losses ceases until the Aggregate Losses are reduced to an amount below the Aggregate Loss Limit.

                  9. Submission and Payment of Claims

                           (a) Claims with a Primary Policy - If a Primary Policy is required on a Mortgage Agreement pursuant to Condition 7 herein, it shall be a condition precedent to submission and payment of a claim on such Mortgage Agreement under this Policy that the Insured first submit and settle any all claims for loss under the Primary Policy. If the Insured negotiates a claim settlement on a basis other than on conditions stated in the Primary Policy, the Insured must obtain the consent of the Company to such settlement. A claim for Loss may be filed with the Company on the appropriate form provided by the Company within sixty (60) days after any and all claim(s) for loss have been settled and paid under the Primary Policy or within sixty (60) days after the Insured has conveyed title to the Property pursuant to an Approved Sale, whichever occurs later. The Company shall not unreasonably withhold the approval necessary for such an Approved Sale. The Company is not liable under this Policy for any amount(s) of claims for losses under a Primary Policy.

                           (b) Claims without a Primary Policy - Unless otherwise mutually agreed, a claim for loss may be filed with the Company on the appropriate form provided by the Company within sixty
         (60) days after the Insured has conveyed title to the property pursuant to an Approved Sale. The Company shall not unreasonably withhold the approval necessary for such an Approved Sale.



                                       5



                           (c) Failure to File - Failure to file a claim for Loss within sixty (60) days after a claim could first be filed under
         (a) or (b) above shall be deemed an election by the Insured to waive any right to claim payment under the terms of this Policy, provided that such sixty (60) day period shall not commence until the appropriate form has been provided by the Company to the Insured.

                  10. Where Notice is Given. All notices, claims, tenders, reports and other data required to be submitted to the Company by the Insured shall be mailed postpaid to: [MORTGAGE POOL INSURER] [ADDRESS]. The Company may change this address by giving written notice to the Insured. All notices to the Insured shall be mailed postpaid to the Insured at its address shown on the face of this Policy.

                  11. To Whom Provisions Applicable. The provisions of this Policy shall inure to the benefit of and be binding upon the Company, the Insured, and any of their respective successors and assigns.

                  12. Suit. No suit or action on this Policy for recovery of any claim shall be sustained in any court of law or equity unless all material conditions of this Policy have been complied with, except that a condition may be specifically waived by the Company in writing. A suit against the Company must be commenced within three (3) years after the loss can be determined.

                  13. Waiver of Conditions. No condition of the Policy, amendment or endorsement thereto shall be deemed waived, altered or otherwise compromised unless stated in writing and duly executed. Each of the conditions of this Policy is severable, and a waiver, alteration or compromise of one condition shall not be construed as a waiver, alteration or compromise of any other condition.

                  14. Conflict with Laws. Any provision of this Policy which is in conflict with the laws of the jurisdiction in which it is effective is hereby amended to conform with the minimum requirements of such laws.

                  IN WITNESS WHEREOF, The Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers.

                                         [MORTGAGE POOL INSURER]


                                          Authorized Signature



                                       6



                             ENDORSEMENT NO. [ ] TO
                         MORTGAGE POOL INSURANCE POLICY


[MORTGAGE POOL INSURER]

TRUST:                 Established pursuant to the Trust Agreement dated as of
                       [             ], 199[ ] among Saxon Asset Securities
                       Company, as Seller, [             ], as Master Servicer,
                       and [             ], as Trustee

POLICY NO.:            [             ]

CERTIFICATES:          $[             ] Original Principal Amount, Saxon Asset
                       Securities Company Asset Backed Certificates, Series
                       199[_]-[_], Class [    ] Certificates

DATE OF
ISSUANCE:              [             ], 199[_]

        The obligation of the Company under this Policy is subject to the following conditions and agreements (the "Conditions"):

                With respect to the above captioned Mortgage Pool Insurance Policy (the "Policy"), [ ] hereby agrees to the following WAIVER OF RIGHTS:

                Notwithstanding any provisions to the contrary in the Policy, the Company will pay Claims properly submitted thereunder despite the existence of any legal or equitable rights of denial, adjustments, or rescission arising out of fraud, dishonesty, or misrepresentation in connection with the origination of the insured Mortgage Agreements. The Company further agrees that it will not adjust, deny, or rescind its coverage under the Policy because of the adjustment, denial, or rescission of coverage by the mortgage insurer giving primary coverage in connection with any insured Mortgage Agreement. Provided, however, that the Company's obligations shall in no event extend to losses arising through the nonpayment of any claim by the primary mortgage insurer(s).

This Waiver shall only be enforceable to the extent that:

                1. For the first year of coverage, the Company's aggregate Loss payments for Mortgage Agreements evidencing fraud, dishonesty, or misrepresentation ("Fraud Loss"), less net liquidation proceeds, if any, do not exceed [ ]% of the initial principal balances of the Mortgage Agreements insured pursuant to the Policy; and

                2. For a second year of coverage, the Company's Fraud Loss payments do not exceed the lesser of (i) [ ]% of the initial principal balances of the Mortgage Agreements insured pursuant to the Policy, or (ii) the excess of the [ ]% Fraud Loss limit set forth in Paragraph 1 over the actual Fraud Loss paid in the first year of coverage; and

                3. For each of the third through fifth years of coverage, the Company's Fraud Loss payments do not exceed the lesser of (i) [ ]% of the initial principal balances of the Mortgage Agreements insured pursuant to the Policy, or (ii) the excess of the [ ]% Fraud Loss limit set forth in Paragraph 1 over the actual Fraud Loss paid in the years of coverage preceding the then current year.


                                       7


               IN WITNESS WHEREOF, The Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers.


                                        [MORTGAGE POOL INSURER]



                                         Authorized Signature


                                        8


                             ENDORSEMENT NO. [ ] TO
                         MORTGAGE POOL INSURANCE POLICY


[MORTGAGE POOL INSURER]

TRUST:                 Established pursuant to the Trust Agreement dated as of
                       [             ], 199[ ] among Saxon  Asset Securities
                       Company, as Seller, [             ], as Master Servicer,
                       and [             ], as Trustee

POLICY NO.:            [             ]

CERTIFICATES:          $[             ] Original Principal Amount, Saxon Asset
                       Securities Company Asset Backed Certificates, Series
                       199[_]-[_], Class [    ] Certificates

DATE OF
ISSUANCE:              [             ], 199[_]

A new Condition 9(d) is hereby inserted in the above-captioned Mortgage Pool Insurance Policy as follows:

        9 (d) Advance Claims Payment -

                               (1) Security - The specific Security to which this Endorsement applies is: Saxon Asset Securities Company Asset Backed Certificates, Series 199[ ]-[ ].

                               (2) Amount and Payment - The Insured shall notify
                the Company setting forth (A) each insured Mortgage Agreement on which a monthly payment has become fifteen (15) days past due and in respect of which the servicer or master servicer has failed to make required advance(s) pursuant to the Trust Agreement for the Security; and (B) the amount (or portion) of advance claims which the Insured will request the Company to pay. The advance claim payment shall be determined for each such delinquent insured Mortgage Agreement and shall be an amount equivalent to the aggregate of the unpaid monthly payments of principal and interest on such insured Mortgage Agreement.

                The Company shall, within four (4) days of the receipt of any request for advance claims payment in respect to such insured Mortgage Agreements, pay to the Insured the requested amount.

                               (3) Limitation on Advance Claim Payment - Prior to the commencement of foreclosure proceedings the Company shall be obligated to pay under this Policy to the Insured advance claim payments with respect to any such delinquent, insured Mortgage Agreements for a period not to exceed four (4) months, provided that the servicer or master servicer has failed to make required advances under the Pooling and Servicing Agreement for the Security. The Company shall be obligated to make advance claim payments beyond the four (4) months period in respect of such delinquent, insured Mortgage Agreements provided that (i) the failure of the servicer or master servicer to make required advances continues and (ii) foreclosure proceedings with respect to such delinquent, insured Mortgage Agreements have been commenced and are being diligently pursued. However, this limitation on advances will not apply, if and only in the event that the commencement or pursuit of foreclosure proceedings is stayed as a result of a bankruptcy proceeding.


                                       9


                               (4) Limiting Advance Claim Payments - In the event the Company makes advance claim payments which are not credited against a payment of a subsequent claim under Condition 9, the Insured shall remit to the Company within fifteen (15) days of collection recoveries of such advance claim payments from any source. The recovery by the Insured of amounts shall be first allocated to the Company, and the remainder, if any, shall be retained by the Insured. To the extent such amounts are not recovered or remitted by the Insured, the Company may reduce any future claim payments under this Policy.

                               (5) Report of Disposition - So long as advance claim payments shall be outstanding, the Insured shall notify the Company of the collections on, or liquidation or other disposition of, the Insured Mortgage Agreement to which such advance claim payments relate and the recoveries made by the Insured for the purpose of enabling the Company to ascertain its rights and the amounts which may be due. Such report shall be made by the Insured within fifteen (15) days after the Insured becomes aware of such liquidation, disposition or recovery.

                IN WITNESS WHEREOF, The Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers.

                                   [MORTGAGE POOL INSURER]



                                    Authorized Signature







                                       10